Supplement Dated May 1, 2023
To The Prospectuses Dated May 1, 2023 For

JACKSON MARKET LINK PRO® II AND JACKSON MARKET LINK PRO® ADVISORY II

Issued by
Jackson National Life Insurance Company®

This supplement updates the above-referenced prospectuses. Please read and keep it together with your prospectus for future reference. To obtain an additional copy of a prospectus, please contact us at our Customer Care Center, P.O. Box 24068, Lansing, Michigan, 48909-4068; 1-800-644-4565; www.jackson.com.

Effective immediately, the following "red herring" legend disclosure is deleted from the cover page of the prospectus:

➢    THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Effective immediately, in the introduction to Example 4 in the prospectus section titled "Appendix A: Calculation Examples", the reference to "March 27" is deleted and replaced with "May 27".
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(To be used with RPR00001 05/23 and RPR00002 05/23)

RPS00028 05/23